        Separate Account I of Integrity Life Insurance Company

Exhibit 99.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Statements” in the Statement of Additional Information, dated May 1, 2022, and included in this Post-Effective Amendment No. 32 to the Registration Statement (Form N-4, No. 333-44876) and Post-Effective Amendment No. 150 to the Registration Statement (Form N-4 No. 811-04844) of Separate Account I of Integrity Life Insurance Company (the “Registration Statement”).

We also consent to the use of our reports (1) dated April 18, 2022, with respect to the statutory-basis financial statements of The Western and Southern Life Insurance Company, (2) dated April 18, 2022, with respect to the statutory-basis financial statements of Integrity Life Insurance Company and (3) dated April 18, 2022, with respect to the financial statements of each of the subaccounts within Separate Account I of Integrity Life Insurance Company, for the year ended December 31, 2021, included in this Registration Statement, filed with the Securities and Exchange Commission.

        /s/ Ernst & Young LLP

Cincinnati, Ohio
April 28, 2022